Exhibit 4.13









              HILLSBOROUGH COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY


                                       AND


                             TAMPA ELECTRIC COMPANY








                          INSTALLMENT PURCHASE CONTRACT


                          Dated as of January 31, 1984











                                   Relating to
                         Pollution Control Revenue Bond
                        (Tampa Electric Company Project)

                                TABLE OF CONTENTS

          (This Table of Contents is not a part of the Installment Purchase Contract but is for convenience of references only)

                                    ARTICLE I
                      DEFINITIONS AND RULES OF CONSTRUCTION

                                                                       PAGE

     SECTION 1.1.   Definitions  . . . . . . . . . . . . . . . . . . . .  1
     SECTION 1.2.   Rules of Construction  . . . . . . . . . . . . . . .  4

                                   ARTICLE II
                                 REPRESENTATIONS

     SECTION 2.1.   Representations by the Issuer  . . . . . . . . . . .  5
     SECTION 2.2.   Representations by the Company . . . . . . . . . . .  5

                                   ARTICLE III
                                CONVEYANCE CLAUSE

     SECTION 3.1.   Sale of the Project and Confirmation of Sale of the
                         Project . . . . . . . . . . . . . . . . . . . .  6

                                   ARTICLE IV
                   COMMENCEMENT AND COMPLETION OF THE PROJECT;
                              ISSUANCE OF THE BONDS

     SECTION 4.1.   Agreement and Confirmation of Agreement to Acquire
                         and Construct the Project . . . . . . . . . . .  6
     SECTION 4.2.   Agreement to Issue Series 1984 Bonds; Application of
                         Series 1984 Bond Proceeds; Additional and
                         Refunding Bonds . . . . . . . . . . . . . . . .  7
     SECTION 4.3.   Disbursements from the Construction Fund;
                         Investments . . . . . . . . . . . . . . . . . .  7
     SECTION 4.4.   Company Required to Pay Remaining Cost of Project  .  7
     SECTION 4.5.   Establishment of Completion Date . . . . . . . . . .  7
     SECTION 4.6.   Company to Pursue Remedies Against Contractors and
                         Subcontractors and Their Sureties . . . . . . .  8
     SECTION 4.7.   Covenant Against Arbitrage . . . . . . . . . . . . .  8
     SECTION 4.8.   No Third Party Beneficiary . . . . . . . . . . . . .  8

                                    ARTICLE V
                               PAYMENT PROVISIONS
                                                                       Page
     SECTION 5.1.   Purchase Price and Other Amounts Payable . . . . . .  8
     SECTION 5.2.   Obligations of Company Hereunder Unconditional . . .  9
     SECTION 5.3.   First Mortgage Bonds . . . . . . . . . . . . . . . .  9
     SECTION 5.4.   Creation of Subordinated Security Interest . . . . . 10

                                   ARTICLE VI
                             MAINTENANCE AND REMOVAL

     SECTION 6.1.   Maintenance and Modifications of Project by Company  10
     SECTION 6.2.   Removal of Portions of the Project . . . . . . . . . 10

                                   ARTICLE VII
                                SPECIAL COVENANTS

     SECTION 7.1.   No Warranty of Condition or Suitability by the
                         Issuer  . . . . . . . . . . . . . . . . . . . . 10
     SECTION 7.2.   Access to the Project  . . . . . . . . . . . . . . . 11
     SECTION 7.3.   Company to Maintain its Corporate Existence;
                         Conditions Under Which Exceptions Permitted . . 11
     SECTION 7.4.   Indemnification Covenants  . . . . . . . . . . . . . 11

                                  ARTICLE VIII
                          ASSIGNMENT, LEASING AND SALE

     SECTION 8.1.   Assignment, Leasing and Sale by the Company  . . . . 11
     SECTION 8.2.   Assignment of Contract Rights by the Issuer  . . . . 12

                                   ARTICLE IX
                         EVENTS OF DEFAULT AND REMEDIES

     SECTION 9.1.   Events of Default Defined  . . . . . . . . . . . . . 12
     SECTION 9.2.   Remedies on Default  . . . . . . . . . . . . . . . . 13
     SECTION 9.3    No Remedy Exclusive  . . . . . . . . . . . . . . . . 14
     SECTION 9.4.   Agreement to Pay Attorneys' Fees and Expenses  . . . 14
     SECTION 9.5.   No Additional Wavier Implied by One Wavier . . . . . 14

                                   ARTICLE IX
                          PREPAYMENT; PURCHASE OF BONDS

     SECTION 10.1.  Right to Prepay Purchase Price of Project  . . . . . 14
     SECTION 10.2.  Procedure for Optional Prepayments . . . . . . . . . 15
     SECTION 10.3.  Special Mandatory Prepayments of Purchase Price  . . 15
     SECTION 10.4.  Action to be Taken by Issuer . . . . . . . . . . . . 16
     SECTION 10.5.  Purchase of Bonds  . . . . . . . . . . . . . . . . . 16
     SECTION 10.6.  Relative Position of Contract and Indenture  . . . . 16

                                                                       Page
     SECTION 10.7.  Mandatory Purchase by the Company of the Series
                         1984 Bonds at the Election of the Registered
                         Owners  . . . . . . . . . . . . . . . . . . . . 16
     SECTION 10.8.  Option to Terminate the Company's Obligation to
                         Purchase the Series 1984 Bonds; Automatic
                         Termination of the Company's Obligation to
                         Purchase the Series 1984 Bonds  . . . . . . . . 16

                                   ARTICLE XI
                                  MISCELLANEOUS

     SECTION 11.1.  Notices  . . . . . . . . . . . . . . . . . . . . . . 17
     SECTION 11.2.  Binding Effect . . . . . . . . . . . . . . . . . . . 17
     SECTION 11.3.  Severability and Effect of Invalidity  . . . . . . . 17
     SECTION 11.4.  Termination  . . . . . . . . . . . . . . . . . . . . 17
     SECTION 11.5.  If Payment or Performance Date a Legal Holiday . . . 18
     SECTION 11.6.  Appointments of Successor Remarketing Agent,
                         Successor Indencing Agent and Successor Tender
                         Agent . . . . . . . . . . . . . . . . . . . . . 18
     SECTION 11.7.  Company and Issuer May Rely on Authorized
                         Representatives . . . . . . . . . . . . . . . . 18
     SECTION 11.8.  Amendment of Contract  . . . . . . . . . . . . . . . 18
     SECTION 11.9.  Other Instruments  . . . . . . . . . . . . . . . . . 18
     SECTiON 11.10. Net Contract . . . . . . . . . . . . . . . . . . . . 19
     SECTION 11.11. Execution of Counterparts  . . . . . . . . . . . . . 19
     SECTION 11.12. Applicable Law . . . . . . . . . . . . . . . . . . . 19

                                    EXECUTION

     Execution by Issuer . . . . . . . . . . . . . . . . . . . . . . . . 19
     Execution by Company  . . . . . . . . . . . . . . . . . . . . . . . 19

                                 ACKNOWLEDGMENTS

     Acknowledgments for Issuer  . . . . . . . . . . . . . . . . . . . . 20
     Acknowledgments for Company . . . . . . . . . . . . . . . . . . . . 21

                                    EXHIBITS

     EXHIBIT A - Description of the Project  . . . . . . . . . . . . .  A-1

                          INSTALLMENT PURCHASE CONTRACT

     This INSTALLMENT PURCHASE CONTRACT, made and entered into as of the 31st day of January, 1984 by and between the HILLSBOROUGH COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY, a public body corporate and politic instrumentally created pursuant in the laws of the State of Florida (the "Issuer"), and TAMPA ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of Florida (the "Company"):

                                   WITNESSETH:
          In consideration of the respective representations and agreements hereinafter contained, the parties hereto agree as follows (provided that in the performances of the agreements of the Issuer herein contained, any obligation it may thereby incur for the payment of money shall not be a debt, liability or obligation of any authority or county or of the State of Florida or any political subdivision thereof, except to the extent that the Bonds hereinafter mentioned shall be limited obligation of the Issuer, payable solely out of moneys derived from this Installation Purchase Contract and the sale of the bonds referred to in Section 4.2 hereof):

                                    ARTICLE I

                      DEFINITIONS AND RULES OF CONSTRUCTION
     SECTION 1.1  Definitions.   In addition to  words and terms  elsewhere
     defined in this Installation Purchase Contract, the following words and terms shall have the following meanings:

          "Act" means Part III of Chapter 159, Florida Statues, as amended.

          "Additional Bonds" means the additional Bonds authorized to be issued by the Issuer under Section 209 of the Indenture.

          "Adjustable Rate Index" means for each Interest Rate Period, the interest rate determined by the Indexing Agent as of December 26 of the preceding Interest Rate Period, to be the average yield of not less than 20 twelve-month securities selected by the Indexing Agent and evaluated at par, the interest on each of which securities is exempt from federal income taxation and the issuer of each of which has long-term securities rated by Moody's Investors Service, Inc. and/or Standard & Poor's Corporation in the same long-term debt category as the rating of the Series 1984 Bonds (without regard to any rating refinement or gradation by a numerical modifier or otherwise); provided, however, that in the event the Series 1984 Bonds are no longer rated by Moody's Investors Service, Inc. or by Standard & Poor's Corporation or that the Indexing Agent no longer determines or fails to determine the Adjustable Rate Index, the Adjustable Rate Index for such Interest Rate Period will be determined by the Remarketing Agent and will be 1/4 of 1% over the average twelve-month yield of project notes guaranteed by the U.S. Department of Housing and Urban Development, evaluated at par, or if no such project notes are outstanding, 65% of the average twelve-month yield of U.S. Treasury Bonds, evaluated at par. The Adjustable Rate Index for each Interest Rate Period shall be set forth in a written certificate of the Indexing Agent (or the Remarketing Agent if appropriate) delivered to the Company, the Remarketing Agent and the Trustee on December 26 of each year.

          "Authorized Company Representative" means each of the persons at the time designated to act on behalf of the Company by written certificate furnished to the Issuer and the Trustee containing the specimen signatures of such persons and signed on behalf of the Company by the President or any Vice President of the Company.

          "Authorized Issuer Representative" means each of the persons at the time designated to act on behalf of the Issuer by written certificate furnished to the Company and the Trustee containing the specimen signatures of such persons and signed on behalf of the issuer by the Chairman.

          "Bond Counsel" means counsel nationally recognized on the subject of, and qualified to render approving legal opinions on the issuance of municipal bonds.

          "Bond Fund" means the fund created by Section 501 of the Indenture.

          "Bond Resolution" means a resolution adopted by the Issuer on December 20, 1983, as supplemented by a resolution adopted by the Issuer on January 27, 1984, authorizing the issuance of the Series 1984 Bonds and of up to $18,000,000 Additional Bonds.

          "Bonds" means the Series 1984 Bonds, the Additional Bonds and the Refunding Bonds.

          "Chairman" means the person at the time occupying the office of Chairman or Vice Chairman of the Issuer or any successor to the principal functions thereof.

          "Code" means the Internal Revenue Code of 1954, as amended.

          "Collateral" means collectively, the pollution control facilities described in Exhibit A attached hereto, as the same may be amended from time to time, and each component thereof which has been or will be acquired by the Company from the Issuer.

          "Company" means Tampa Electric Company, a corporation organized and existing under the laws of the State of Florida, and its successors or assigns and any surviving resulting or transferee corporation as provided in Section 7.3 hereof.

          "Completion   Date"  means   the  date   of  completion   of  the
     acquisition, construction and installation of the Project as that date shall be certified as provided in Section 4.5 hereof.

          "Construction Fund" means the fund created by Section 401 of the Indenture.

          "Contract"' means this Installment Purchase Contract, as amended and supplemented by any amendments or supplements hereto permitted by the Indenture.

          "Cost" means any item of cost within any proper definition of such word under the Act, including, without limitation, all items of cost which are set forth in Section 403 of the Indenture.

          "First Mortgage" means the Indenture of Mortgage, dated as of August 1, 1946, as heretofore and hereafter supplemented and amended, by and between the Company and State Street Bank and Trust Company (formerly, State Street Trust Company) and Sun Bank of Tampa Bay (formerly, Flagship Bank of Tampa before that Marine Bank & Trust Company and before that, First Savings & Trust Company of Tampa), as trustees.

          "First Mortgage Bond Fund" means the fund created by Section 507 of the Indenture.

          "First Mortgage Bonds" means the bonds issued under the First Mortgage as described in Section 5.3 hereof.

          "Fixed Rate Date" means for the Series 1984 Bonds, the date as of which all of the Series 1984 Bonds then outstanding shall have been converted to bear interest at a rate determined on the basis of the Fixed Rate Index in accordance with the Indenture, which shall be on the first day of any month if the Series 1984 Bonds are converted on or before January 1, 1985, or on January 31, 1985, or on February 1 if the Series 1984 Bonds are converted in 1986 or thereafter.

          "Fixed Rate Index" means for each Interest Rate Period, the interest rate determined by the Indexing Agent on December 26 of the preceding Interest Rate Period until the Fixed Rate Date and, at the request of the Company on the 26th day of each month during 1984, to be the average yield of not less than 20 securities selected by the Indexing Agent and evaluated at par, the term of each of which securities is substantially equal to the remaining term of the Series 1984 Bonds, the interest on each of which is exempt from federal income taxation and each of which is rated by Moody's Investors Service, Inc. and/or Standard & Poor's Corporation in the same category as the rating of the Series 1984 Bonds (without regard to any rating refinement or gradation by numerical modifier or otherwise); provided, however, that in the event the Series 1984 Bonds are no longer rated by Moody's Investors Service, Inc. or Standard & Poor's Corporation or that the Indexing Agent no longer determines or fails to determine a Fixed Rate Index, the Fixed Rate Index for such Interest Rate Period shall be based on a percentage of the most recently published "Bond Buyer Revenue Bond Index" and on the remaining term of the Series 1984 Bonds as follows:

               Percentage of the Bond        Remaining Term of the
               Buyer Revenue Bond Index      Series 1984 Bonds

                    100%                     30 to 21 years
                    97                       20 to 18 years
                    95                       17 to 15 years
                    90                       14 to 12 years
                    88                       11 to 9 years
                    80                       8 to 6 years
                    70                       Less than 6 years

     In the event the "Bond Buyer Revenue Bond Index" is no longer published by The Bond Buyer, the Fixed Rate Index for such Interest Rate Period shall be 85% of the annual interest rate determined by the Remarketing Agent to be the annual yield on U.S. Treasury Bonds, evaluated at par and maturing in the same year as the Series 1984 Bonds. The Fixed Rate Index for each Interest Rate Period shall be set forth in a written certificate of the Indexing Agent (or the Remarketing Agent if appropriate) delivered to the Company, the Remarketing Agent and the Trustee on December 26 of each year and a preliminary Fixed Rate Index shall be set forth in a written certificate delivered to the Company, the Remarketing Agent and the Trustee on November 26 of each year until the Fixed Rate Date and, at the request of the Company, on the 26th day of each month during 1984.

          "Improvements" has the same meaning as "Improvements" as defined in Section 101 of the Indenture.

          "Indenture" means the Trustee Indenture, of even date herewith, between the Issuer and NCNB National Bank of Florida, Tampa, Florida, pursuant to which (i) the Bonds are authorized to be issued and (ii) the Issuer's rights under this Contract (except the Issuer's rights under Sections 5.1(c) and 9.4 hereof to payment of certain costs and expenses and under Section 7.4 hereof to indemnification), including the Purchase Price Installments and other revenues and proceeds receivable by the Issuer from the sale of the Project, its subordinated security interest and any interest the Issuer may have in the First Mortgage Bonds, if any, are pledged and assigned as security for the payment of principal of and premium, if any, and interest on the Bonds, as amended or supplemented by any amendments or supplements permitted thereby.

          "Indexing Agent" means Kenny Information Systems, a limited partnership of which the Kenny Group, Inc. is the general partner, or any other nationally recognized municipal bond securities evaluation service appointed by the Issuer with the approval of the Company and the Remarketing Agent.

          "Initial Contract" means the Installment Purchase Contract, dated as of August 1, 1981, as amended and supplemented by a First Supplemental Installment Purchase Contract, dated as of May 1, 1982, an amendment to Exhibit A to Installment Purchase Contract, dated as of April 7, 1983, and a Second Supplemental Installment Purchase Contract, dated as of June 1, 1983, by and between the Issuer and the Company, and any further amendments or supplements thereto permitted by the Initial Indenture.

          "Initial Indenture" means the Trust Indenture, dated as of August 1, 1981, as amended and supplemented by a First Supplemental Trust Indenture, dated as of May 1, 1982, by and between the Issuer and Exchange Bank and Trust Company of Florida and by a Second Supplemental Trust Indenture, dated as of June 1, 1983 by and between the Issuer and NCNB National Bank of Florida (formerly Exchange Bank and Trust Company of Florida), and any further amendments and supplements thereto permitted thereby.

          "Interest Rate Period" means, for the Series 1984 Bonds. the period from January 31, 1984 to and including the earlier of January 30, 1985 or the day before the Fixed Rate Date, and thereafter from the day after the last day of the first Interest Rate Period until January 31, 1986, and for each twelve-month period thereafter, the period from February 1 to and including January 31 of the next calendar year.

          "Issuer" means the Hillsborough County Industrial Development Authority, a public body corporate and politic and a public instrumentality created pursuant to the laws of the State of Florida,and its successors and assigns and any body resulting from or surviving any consolidation or merger to which it or its successors may be a party

          "Outstanding" has the same meaning as "outstanding" as defined in
     Section 101 of the Indenture.

          "Project" means, collectively, certain pollution control facilities located or to be located at the Unit, including any structures, machinery, fixtures, improvements and equipment, all as described in Exhibit A attached hereto, as the same may be amended from time to time, together with all additions thereto and substitutions therefor, less any deletions therefrom, as they may at any time exist.

          "Purchase  Price Installments"  means  the  payments required  by
     Section 51(a) hereof.

          "Refunding Bonds" means the additional Bonds authorized to be issued by the Issuer under Section 210 of the Indenture for the purpose of refunding any or all of the Bonds of any series then outstanding.

          "Remaining", when used in connection with "Cost", means that portion of the Cost not theretofore financed with the proceeds of bonds issued pursuant to the Initial Indenture.

          "Remarketing Agent" means Kidder, Peabody & Co Incorporated or any other investment banking firm or firms appointed by the Company to act as Remarketing Agent.

          "Secretary" means the person at the time occupying the office of Secretary or Assistant Secretary of the Issuer or any successor to the principal functions thereof.

          "Series 1984 Bonds" means the Bonds authorized to be issued under
     Section 208 of the Indenture for the purpose of paying a portion of the Remaining Cost of the Project.

          "Tender Agent" means The Chase Manhattan Bank, N A, or another bank or trust company appointed by the Issuer, with the approval of the Company and the Remarketing Agent.

          "Trustee" means the Trustee at the time serving as such under the Indenture.

          "2014 Series First Mortgage Bonds" means the First Mortgage Bonds to be created by the 2014 Series Supplemental Indenture and, at the option of the Company, delivered to the Trustee as security for the Company's obligation to pay the Purchase Price Installments relating to the Series 1984 Bonds, pursuant to Section 5.3 hereof.

          "2014 Series Supplemental Indenture" means the Supplemental Indenture of Mortgage, to be dated as of the date of the 2014 Series First Mortgage Bonds, if any, by and between the Company and State Street Bank and Trust Company and Sun Bank of Tampa Bay, as trustees under the First Mortgage.

          "Unit" means Unit No. 4 of the Big Bend Station, an electric generating facility, and related support facilities, as they may at any time exist.

     SECTION 1.2. Rules of Construction. (a) Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders.

          (b) Unless the context shall otherwise indicate, the words "Bond", "owner", "holder" and "person" shall include the plural as well as the singular number; the word "person" shall include any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof and the word 'holder" of "Bond holder" when used herein with respect to Bonds shall mean the registered owner of one or more Bonds at the time issued and outstanding under the Indenture.

     (c) Words importing the redemption or calling for redemption of the Bonds shaft not be deemed to refer to or to connote the payment of Bonds at their stated maturities.

     (d) The captions or headings in this Contract are for convenience only and in no way limit the scope or intent of any provision or section of this Contract.

     (e) All references herein to particular articles or sections are references to articles or sections of this Contract unless some other reference is indicated.

                                   ARTICLE II

                                 Representations

     SECTION  2.1.  Representation by  the Issuer.    The Issuer  makes the
     following  representations,  as  of  the  date  of  delivery  of  this
     Contract:

     (a) The Issuer is duly authorized under the provisions of the Act to enter into, execute and deliver this Contract, to undertake the transactions contemplated by this Contract and to carry out its obligations hereunder, and the Issuer has duly authorized the execution and delivery of this Contract;

     (b) The Issuer proposes to cause the acquisition, construction and installation of the Project at the Unit, pursuant to the terms and conditions expressed herein, all for the purpose of promoting effective and efficient pollution control throughout the State of Florida;

     (c) The Issuer proposes to issue under section 208 of the Indenture $82,000,000 aggregate principal amount of its Series 1984 Bonds for the purpose of paying a portion of the Remaining Cost of the Project; and

     (d) By proper action of the Issuer, the officers of the Issuer executing and attesting this Contract have been duly authorized to execute and deliver this Contract.

     SECTION 2.2. Representations by the Company. The Company makes the following representations, as of the date of delivery of this
     Contract:

     (a) The Company is a corporation organized and existing under the laws of the State of Florida and has power to enter into this Contract;

     (b) By proper corporate actions the officers of the Company executing and attesting this Contract have been duly authorized to execute and deliver this Contract;

     (c) Neither the execution or delivery of this Contract or the-consummation of the transactions contemplated herein (including, without limitation, execution and delivery of the 2014 Series First Mortgage Bonds, if any), nor the fulfillment of or compliance with the terms hereof will conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Company's Restated Articles of Incorporation, its by-laws, or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is now a party or by which it is bound;

     (d) The facilities comprising the Project constitute a "project" within the meaning of Section 159.44(2) of the Act;

     (e) All of the proceeds of the Series 1984 Bonds (exclusive of accrued interest) will be used for payment of the "cost" (within the meaning of the Act) of the Project, except as provided in Article IV of the Indenture;

     (f) Not less than substantially all of the proceeds of each series of Bonds will be used to provide "sewage or solid waste disposal facilities" or "air or water pollution control facilities" within the meaning of Section 103(b)(4)(E) or (F), respectively, of the Code; and

     (g) All necessary authorizations, approvals, consents and other orders of any governmental authority or agency for the execution and delivery by the Company of this Contract have been obtained and are in full force and effect.

                                   ARTICLE III

                                CONVEYANCE CLAUSE

     SECTION 3.1. Sale of the Project and Confirmation of Sale of the Project. The Issuer hereby grants, bargains and sells to the Company, and the Company hereby purchases from the Issuer, all of the Issuer's rights, title interest in the Project and each and every component thereof, in accordance with the provisions of this Contract. The Issuer hereby confirms its grant, bargaining and sale to the Company, and the Company hereby confirms its purchase from the Issuer, pursuant to and in accordance with the provisions of the Initial Contract, of all of the Issuer's rights, title and interest in the Project and each and every component thereof. The Issuer agrees to execute and deliver to the Company such further conveyances or other evidences of title to the Project and each and every component thereof as the Company may from time to time reasonable require.

                                   ARTICLE IV

                   COMMENCEMENT AND COMPLETION OF THE PROJECT;
                              ISSUANCE OF THE BONDS

     SECTION 4.1. Agreement and Confirmation of Agreement to Acquire and Construct the Project. In accordance with the provision of Section
     4.3 hereof and Section 404 of the Indenture and except as otherwise provided in the Indenture, it is agreed that the proceeds, except accrued interest, from the sale of the Bonds (other than Refunding Bonds) will be used solely to pay a portion of the Remaining Cost of the Project, and thereby the Project will continue to be acquired, constructed and installed at the Unit, substantially in accordance with the plans and specifications of the Company, including any and all supplements, amendments and additions thereto and in accordance with change orders approved in writing by the Company, and to reimburse the Company for any Remaining Cost of the Project heretofore or hereafter paid by the Company from its own funds; provided, however, that no supplement, amendment, addition or change order relating to the plans and specifications shall be inconsistent with the representations made in subsections (d), (e) and (f) of Section
     2.2 hereof or;  except as permitted  by the  fourth paragraph of  this
     Section 4.1, change the essential character and function of the Project initially described in Exhibit A hereto.

          It is understood that the Company has acted and shall act as an independent contractor for the issuer in connection with such acquisition, construction and installation of the Project and as such independent contractor will affirmatively perform all responsibilities of the Issuer in connection with the acquisition, construction or installation of the Project. The Issuer shall not execute any contract for the acquisition, construction or installation of the Project or any part thereof or for the purchase of any part thereof without the prior written approval of the Company.

          The Issuer agrees to cause the acquisition, construction and installation of the Project to be continued after receipt of the proceeds from the sale of the Series 1984 Bonds and to use its best efforts to cause said acquisition, construction and installation to be completed as promptly as possible in accordance with the plans and specifications therefor, delays by reason of "force majeure" (as defined in Section 9.1 hereof) beyond the reasonable control of the Issuer only excepted, but if for any reason such acquisition, construction and installation is not completed there shall be no resulting liability on the part of the Issuer and no diminution in the Purchase Price Installments or obligations on the First Mortgage Bonds, if any, and other amounts required to be paid by the Company.

          In addition to supplementing, amending and adding to the plans and specifications for the Project, including any change orders, within the limits set forth in the first paragraph of this Section, it is understood and agreed that the Company shall be authorized to omit or delete components of the Project or to add or substitute new components as an addition to the Project or in substitution of components thereof so omitted or deleted, provided that, if any such change would alter the character or function of the Project or any part thereof, the Company shall, prior to making any such change, file with the Issuer and the Trustee a written opinion of Bond Counsel to the effect that such change will not result in the interest on the Bonds, or any thereof, becoming subject to Federal income taxes then in effect. In the event of an omission, deletion, addition or substitution as aforesaid. the Company and the issuer shill revise Exhibit A to this Contract to reflect such omission, deletion, addition or substitution and mail a copy of such revised Exhibit A to the Trustee.

     SECTION 4.2. Agreement to Issue Series 1984 Bonds; Applicable of Series 1984 Bond Proceeds; Additional and Refunding Bonds. (a) The Issuer agrees that it will as promptly as possible, issue, sell and cause to be delivered to the purchasers thereof $82,000,000 aggregate principal amount of Series 1984 Bonds for the purpose of paying a portion of the Remaining Cost of the Project. Upon receipt of, and from, the proceeds from the sale of the Series 1984 Bonds, the issuer will (i) deposit in the Bond Fund a sum equal to the accrued interest on the Series 1984 Bonds paid by the purchasers of the Series 1984 Bonds, and (ii) deposit in the Construction Fund the balance of the proceeds received from the sale of the Series 1?84 Bonds.

     (b) Upon the request of the Company, the Issuer may authorize the issuance of Additional Bonds and Refunding Bonds for the purposes and upon the terms and conditions provided in the Indenture.

     (c) The provisions of the Indenture and the maturities, interest rates, redemption provisions and all other terms of the Bonds and the prices for which they are sold are subject to the approval of the Company.

     (d) The provisions of the Indenture and of this Contract are not intended to restrict the Company from financing any portion of the Cost of completing the Project or from paying all or any part of the cost of any Improvements by means other than the issuance of Additional Seconds by the Issuer.

     SECTION 4.3. Disbursements from the Construction Fund; Investments. The issuer and the Company hereby agree that the moneys in the Construction Fund shall be applied to the payment of the Remaining Cost of the Project or otherwise in accordance with Article IV of the Indenture and that such moneys shall be invested and reinvested in accordance with Article VI of the Indenture. Any amounts remaining in the Construction Fund after the Completion Date shall be disbursed by the Trustee in accordance with Section 406 of the Indenture.

     SECTION 4.4. Company Required to Pay Remaining Cost of Project. In the event that moneys in the Construction Fund available for the payment of the Remaining Cost of the Project (including the proceeds of any Additional Bonds) should not be sufficient to pay the Remaining Cost of the Project, the Company agrees to complete the Project and to pay all that portion of the Remaining Cost of the Project as may be in excess of the moneys available therefor in the Construction Fund. The Issuer does not make any warranty, either express or implied, that the moneys which will be paid into the Construction Fund and which, under the provisions of this Contract, will be available for payment of the Remaining Cost of the Project in accordance with the plans and specifications will be sufficient to pay the Remaining Cost of the Project. The Company agrees that if, after exhaustion of the moneys in the Construction Fund, the Company should pay any portion of the Remaining Cost of the Project.it shall not be entitled to any reimbursement therefor from the Issuer or from the Trustee, except as contemplated by Section 4.2(b) of this Contract and section 403(a) of the indenture, or from the holders of any of the Bonds, and that it shall not be entitled to any abatement or diminution of the purchase price of the Project or interest thereon payable under Section 5.1(a) hereof.

     SECTION 4.5. Establishment of Completion Date. The Completion Date shall be evidenced to the Trustee by a certificate dated and signed by an Authorized Company Representative setting forth the Cost of the Project and stating that, except for amounts not then due and payable or the liability for the payment of which is being contested or disputed by the Company, (i) the acquisition, construction and installation of the Project have been completed substantially in accordance with the plans and specifications therefor and the Cost of the Project has been paid, and (ii) all other facilities necessary in connection with the Project have been acquired, constructed and installed in accordance with the plans and specifications therefor and all costs and expenses incurred in connection therewith have been paid. Notwithstanding the foregoing, such certificate shall state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being.

     SECTION 4.6. Company to Pursue Remedies Against Contractors and Subcontractors and Their Sureties. In the event of default of any contractor or subcontractor under any contract made by it in connection with the Project the Company may, in its own name or in the name of the Issuer, prosecute or defend any action or proceeding or take any other action involving any such contractor, subcontractor or surety which the Company deems reasonably necessary, and in such event the Issuer hereby agrees to cooperate fully with the Company in any such action or proceedings. Any additional costs or expenses of the Issuer shall be reimbursed by the Company to the Issuer in accordance with the provisions of Section 5.1(c) hereof.

     SECTION 4.7. Covenant Against Arbitrage. The Company covenants and agrees that it will not make or permit any use, and will not direct the Trustee to make any use, of the proceeds of the Bonds which, if such use had been reasonably expected on the day of the issuance of the Bonds, would have caused the Bonds to be arbitrage bonds within the meaning of Section 103(c) of the Code and applicable regulations promulgated from time to time thereunder.

     SECTION 4.8. No Third Party Beneficiary. It is specifically agreed between the parties executing this Contract that it is not intended by any of the provisions of any part of this Contract to create in the public or any member thereof, other than as expressly provided herein or in the Indenture, a third party beneficiary hereunder, or to authorize anyone not a party to this Contract, or specifically indemnified hereunder, to maintain a suit for personal injuries or property damage pursuant to the terms or provisions of this Contract. The duties, obligations and responsibilities of the parties to this Contract with respect to third parties shall remain as imposed by law.

                                    ARTICLE V

                               PAYMENT PROVISIONS

     SECTION 5.1. Purchase Price and Other Amounts Payable. (a) The purchase price for the Project shall be an amount equal to the principal amount of the Bonds, and the interest to be paid on such purchase price shall be an amount equal to the aggregate of the premium, if any, and interest on the Bonds The Company agrees to pay to the Trustee for the account of the Issuer the purchase price of the Project and the interest thereon in installments (herein called the Purchase Price Installments) due on the dates, in the amounts and in the manner provided in the Indenture for the Issuer to cause payment to be made to the holders of the Bonds of the principal of and premium, if any, and interest on the Bonds, whether at their maturities, upon redemption or otherwise, provided that any amount credited under the Indenture against any payment required to be made by the Issuer thereunder shall be credited against the corresponding payment required to be made by the Company hereunder. Notwithstanding anything to the contrary contained herein, the Company covenants that it will pay the Purchase Price Installments at such times and in such amounts to assure that payment of the principal of and premium. if any, and interest on the Bonds shall be made when due.

     (b) The Company agrees to pay to the Trustee for the account of the Issuer, until the principal of and premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the provisions of the Indenture. (i) the reasonable fees and charges of the Trustee and all expenses (including reasonable counsel fees) incurred by the Trustee under this Contract or the Indenture as the same become due, (ii) the reasonable fees and charges of any other paying agents and the Indexing Agent and the Tender Agent for the Bonds as the same become due, and (iii) any expenses incurred in connection with the purchase, redemption or remarketing of Bonds.

     (c) The Company agrees to pay to or on behalf of the Issuer, on or before the date of issuance of each series of Bonds, all reasonable expenses of the Issuer incurred in connection with this Contract,the Indenture, the Bonds and the First Mortgage Bonds, if any, including, without limitation, any and all administrative expenses relating to the Company's application process, costs of validation and issuance of the Bonds and the fees and expenses of the Issuer's attorneys. The Company agrees to pay to or on behalf of the Issuer, costs or expenses incurred after such dates of issuance, within 30 days after notice thereof.

     SECTION 5.2. Obligations of Company Hereunder Unconditional. Until such time as the principal of and premium, if any, and interest on the Bonds shall have been fully paid or deemed to have been paid as provided pursuant to Article XIII of the Indenture, the Company's obligations under this Contract shall be absolute and unconditional, and the Company (a) will not suspend or discontinue payment of any amounts required to be paid by it pursuant to Section 5.1 hereof, (b) will perform and observe all of its other agreements contained in his Contract, and (c) except as permitted by this Contract, will not terminate this Contract for any cause, including, without limiting the generality of the foregoing, failure of the issuer to complete the Project, the occurrence of any act or circumstance that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State of Florida or any political subdivision of either of them, or any failure of the Issuer to perform or observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Contract.

     Nothing contained in this Section shall be construed to release the Issuer from the performance of any of the agreements on its part herein contained and in the event the Issuer should fail to perform any such agreement on its part, the Company may institute such action against the issuer as the Company may deem necessary to compel performance of the Issuer hereunder so long as such action shall not violate the agreements on the part of the Company contained in the first sentence of this Section or diminish the amounts required to be paid by the Company pursuant to Section 5.1 hereof.The Company may also, at its own cost and expense and in its own name or in the name of the issuer,prosecute or defend any action or proceeding or take any other action involving third persons which the Company deems reasonably necessary in order to secure or protect its right of possession, occupancy and use thereunder, and in such event the Issuer hereby agrees to cooperate fully with the Company and at the Company's expense, to take all action necessary to effect the substitution of the Company for the issuer in any action or proceeding if the Company shall so request.

     SECTION 5.3. First Mortgage Bonds. (a) In order to provide collateral security for the Company's obligations to make payment of Purchase
     Price Installments relating to any one or more series of Bonds, as required under Section 5.1 of this Contract, the Company may elect to issue and deliver to the Trustee, one or more series of First Mortgage Bonds (i) registered in the name of the Trustee, (ii) which shall have the same stated rate or rates of interest prior to maturity, payable at the same times, and (iii) which shall become due in the same principal amount or amounts either by redemption, through operation of a sinking fund or by maturity, on the same date or dates, as such series of Bonds. Each series of the First Mortgage Bonds shall be held subject to the terms and provisions of the Indenture and the First Mortgage.

     (b)  To  exercise the  election described  in  subsection (a)  of this
     Section 5.3, the Company shall, not less than 14 days prior to the proposed date of delivery of each series of First Mortgage Bonds, (i) give to the Issuer and the Trustee written notice that shall designate the series of Bonds for which such series of First Mortgage Bonds shall be delivered, the rate or rates of interest to be borne by such series of First Mortgage Bonds, the principal amount or amounts, the maturity or maturities and the redemption provisions of such series of First Mortgage Seconds and the date on which such series of First Mortgage Bonds shall be delivered and (ii) deliver to the Trustee and the Issuer a written opinion of Bond Counsel to the effect that such election and the delivery of such series of First Mortgage Bonds will not cause the interest on the corresponding series of Bonds to become subject to Federal income tax; provided, however, that in the event the Company elects to deliver First Mortgage Bonds concurrently with the issuance of the corresponding series of Bonds, the notice and opinion described in this subsection (b) need not be given.

     SECTION 5.4. Creation of Subordinated Security Interest. As security for the performance by the Company of its obligations under Section 5.1(a) hereof, the Company hereby grants to the Issuer a subordinated security interest in the Collateral and in each component thereof which has been or will be acquired hereunder by the Company from the Issuer. It is agreed that the security interest hereby granted (including the Issuer's rights of possession or repossession of the Collateral or any rights conferred upon the issuer under the Uniform Commercial Code of the State of Florida or otherwise) is hereby made, and shall at all times be, subject to (i) the rights of the holders of the First Mortgage Bonds of the Company including the First Mortgage Bonds, issued and outstanding or to be issued under, the lien of the First Mortgage and (ii) any future security interest or lien created to secure any indebtedness or other obligations of the Company now existing or hereinafter issued or incurred under any indenture or other instrument which expressly provides that any such security interest or lien securing such indebtedness or obligations shall be superior to the security interest hereby granted; provided that nothing in said First Mortgage or in such other instrument or indenture or in this Section 5.4 shall affect or diminish the obligations of the Company under Section 5.1(a) hereof. Such security interest shall remain in effect until the Company shall have satisfied its obligations under Section 5.1 (a) hereof at which time the Issuer shall cause the execution and delivery to the Company of such documents as shall be necessary to effect or evidence the termination of such security interest.

                                    ARTICLE V

                             MAINTENANCE AND REMOVAL

     SECTION  6.1  Maintenance and  Modifications  of  Project by  Company.
     Subject to the provisions of Section 6.2 hereof, the Company agrees that so long as any Bonds are outstanding it will at its own expense maintain, repair and operate the Project. The Company may make modifications to completed components of the Project.

     SECTION 6.2. Removal of Portions of the Project. The Company shall not let under any obligation to renew, repair or replace any inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary portion of the Project. In any instance where the Company determines that any portion of the Project has become inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary, the Company may remove such portion of the Project and sell, trade in, exchange or otherwise dispose of such removed portion of the Project without any responsibility or accountability to the Issuer, the Trustee or the holders of the Bonds. The removal of any portion of the Project pursuant to the provisions of this Section shall not entitle the Company to any abatement or diminution of the amounts required to be paid pursuant to Section 5.1 hereof.

                                   ARTICLE VII

                                SPECIAL COVENANTS

     SECTION 7.1. No Warranty of Condition or Suitability by the Issuer. THE ISSUER MAKES NO WARRANTY, EITHER EXPRESSED OR IMPLIED, AS TO THE CONDITION OF THE PROJECT OR ITS SUITABILITY FOR THE COMPANY'S PURPOSES OR NEEDS.

     SECTION 7.2. Access to the Project. The Issuer and its duly authorized agents shall have such rights of access to the Project and the Unit as may be reasonably necessary to inspect the progress of the acquisition, construction and installation of the Project.

     SECTION 7.3. Company to Maintain its Corporate Existence; Conditions Under Which Exceptions Permitted. The Company agrees that, so long as any Bonds are outstanding, it will maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it; provided that the Company may, without violating its agreement contained in this Section, consolidate with or merge into another corporation, or permit one or more other corporations to consolidate with or merge into it or sell or otherwise transfer to another corporation all or substantially all of its assets as an entirety and thereafter dissolve, provide the surviving, resulting or transferee corporation, as the case may be (if other than the Company), is a corporation organized and existing under the laws of one of the states of the United States, and assumes in writing all of the obligations of the Company herein, and, if not a Florida corporation, is qualified to do business in the State of Florida.

     SECTION 7.4. Indemnification Covenants. (a) The Company hereby agrees to indemnify the Issuer, the Tender Agent, Indexing Agent and
     Remarketing Agent and the Trustee against claims arising out of construction agreements and the construction or operation of the Project and to pay or bond and discharge and indemnify and hold harmless the Issuer from and against (i) any lien or charge upon payments by the Company to or for the account of the Issuer hereunder and (ii) any taxes,assessments, impositions and other charges of any Federal, state or municipal government or political body in respect of the Project. If any such claim is asserted, or any such lien or charge upon payments,or any such taxes, assessments, impositions or other charges are sought to be imposed, the Issuer, the Tender Agent, the Indexing Agent, the Remarketing Agent or the Trustee, as the case may be, shall give prompt notice to the Company, and the Company shall pay the same or bond and assume the defense thereof, with full power to contest litigate, compromise or settle the same in its sole discretion.

     (b) The Company shall at all times protect and hold the Issuer, its members, officers and employees, its agents and attorneys, the Tender Agent, the Indexing Agent and the Remarketing Agent harmless against any claim or liability arising from the Contract, the Indenture, the Bond Resolution, the issuance of the Bonds and all transactions pertaining thereto, including but not limited to, any loss or damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Project or to the use thereof, in excess of any insurance proceeds available to the

     Issuer  in  connection  therewith,  such  indemnification  to  include reasonable expenses and attorneys fees incurred by the Issuer, its members, officers and employees, and its agents and attorneys, the Tender Agent, the Indexing Agent and the Remarketing Agent in connection therewith. Nothing contained herein shall require the Company to indemnify the Issuer for any claim or liability resulting from the willfully wrongful acts or gross negligence of the Issuer, its members, officers and employees or its agents and attorneys or the Tender Agent, the Indexing Agent or the Remarketing Agent.

                                  ARTICLE VIII

                          ASSIGNMENT, LEASING AND SALE

     SECTION 8.1. Assignment, Leasing and Sale by the Company. This Contract may be assigned,and the Project may be leased or sold as a whole or in part, by the Company without the necessity of obtaining the consent of either the Issuer or the Trustee, subject however, except as provided in Section 7.3 hereof, to each of the following conditions:

     (a) no assignment, lease or sale shall relieve the Company from liability for any of its obligations hereunder, and in the event of any such assignment, lease or sale the Company shall continue to remain primarily liable for the payments required to be made pursuant to Section 5.1 hereof and for the performance and observance of the other agreements on its part herein contained;

     (b) the assignee, lessee or buyer shall assume the obligations of the Company hereunder to the extent of the interest assigned, leased or sold, except the Company's obligations under Sections 5.1, 5.3 and
     10.3 hereof; and

     (c) the Company shall, not later than 10 days prior to the delivery thereof, furnish or cause to be furnished to the Issuer and to the Trustee a true and complete copy of the form of each such proposed assignment, lease or conveyance, as the case may be.

     SECTION 8.2. Assignment Of Contract Rights by the Issuer. The Company hereby consents to the pledge and assignment by the Issuer to the Trustee of (i) all of its rights under this Contract(except its rights under Sections 5.1(c) and 9.4 hereof to payment of certain costs and expenses and under Section 7.4 hereof to indemnification) to the Trustee under the Indenture for the benefit of the holders from time to time of the Bonds as security for payment of the principal of and premium, if any,and interest on the Bonds, (ii) its subordinated security interest in the Collateral and (iii) any interest it may have in the First Mortgage Bonds, if any, as additional security for the payment of the principal of and premium, if any, and interest on the Bonds. The Company hereby agrees that by virtue of such pledge and assignment the Trustee may enjoy and enforce all such rights of the Issuer hereunder and that, as to the Trustee, its obligation to make payments of Purchase Price installments shall be absolute and shall not be subject to any defense or any right of set-off counterclaim or recoupment arising out of any breach by the Issuer or the Trustee of any obligation to the Company, whether hereunder or otherwise, or out of any indebtedness or liability at anytime owing to the Company by the Issuer or the Trustee.

     The Issuer agrees that, except for such pledge and assignment, it will not pledge, assign, mortgage,encumber, convey or otherwise transfer any of its interests or rights under this Contract provided however, that if the laws of the State of Florida at the time shall so permit, nothing contained in this Section shall prevent the consolidation of the Issuer with, or merger of the Issuer into any public corporation the property and income of which are not subject to taxation and provided, further, that upon any such consolidation, merger or transfer, the due and punctual payment of the principal of,premium, if any and interest on the Bonds according to their tenor, and the due and punctual performance and observance of all the agreements and conditions of this Contract to be kept and performed by the Issuer, shall be expressly assumed in writing by the corporation resulting from such consolidation or surviving such merger.

                                   ARTICLE IX

                         EVENTS OF DEFAULT AND REMEDIES

     SECTION 9.1. Events or Default Defined. The following shall be "events of default" under this Contract, and the terms "event of default" and "default" shall mean, whenever they are used in this Contract, any one or more of the following events:

     (a) Failure by the Company to pay or cause to be paid when due the Purchase Price Installments on the dates, in the amounts and in the manner required by Section 5.1(a) hereof, which failure shall have resulted in an event of default under subsection (a) or (b) of Section 801 of the Indenture.

     (b) Failure by the Company to observe or to perform any covenant, condition, representation or agreement in this Contract on its part to be observed or performed other than as referred to in clause (a) of this Section, for a period of 90 days after written notice, specifying such failure and requesting that it be remedied, has been given to the Company by the Issuer or the Trustee, which may give such notice in its discretion and shall give such notice at the written request of the holders of not less than a majority in principal amount of the Bonds then outstanding, unless the Issuer and the Trustee, or the Trustee and the holders of a principal amount of Bonds not less than the principal amount of Bonds the holders of which requested such notice as the case may be agree in writing to an extension of such period prior to its expiration; provided, however, that the Issuer and the Trustee, or the Issuer, the Trustee and the holders of such principal amount of Bonds, as the case may be, shall be deemed to have agreed to an extension of such period if, in the opinion of the Trustee, which may be based on an opinion of counsel (including counsel to the Company), corrective action has been instituted by the Company within the applicable period and is being diligently pursued.

     (c) The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Company in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

     (d) The commencement by the Company of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the Consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Company or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors or the taking of corporate action by the Company in furtherance of any of the foregoing.

     (e)First Mortgage Bonds have been delivered in connection with any series of Bonds, and a "default" as defined in Section 12.01 of the First Mortgage shall have occurred and be continuing.

     The provisions of subsection (b) of this Section are subject to the following limitations: if by reason of force majeure the Company is unable as a whole or in part to carry out its agreements herein contained, other then the obligations on the part of the Company contained in Article V and Sections 7.3., 7.4 and 9.4 hereof, the Company shall not be deemed in default during the continuance of such inability. The term "force majeure" as used herein shall mean the following: acts of God; strikes,lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of he United States or of the State of Florida or any of their departments, agencies or officials or any political subdivision thereof, or any civil or military authority insurrections; riots: epidemics; land-slides; lightning; earthquake; fire; hurricanes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery; partial or entire failure of utilities; or any other cause or event not reasonably within the control of the Company. The Company agrees, however, to use its best efforts to remedy with all reasonable dispatch the cause or causes preventing the Company from carrying out its agreements; provided, that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is in the judgment of the Company unfavorable to the Company.

     SECTION 9.2. Remedies on Default. Upon the occurrence and continuance of an event of default specified in Section 9.1 hereof, and further upon the condition that all Bonds outstanding under the Indenture shall have become immediately due and payable, the Purchase Price Installments shall, without further action, become immediately due and payable.

     Any waiver of an event of default under the Indenture and a rescission and annulment of its consequences shall constitute a waiver of the corresponding event of default under this Contract and a rescission and annulment of the consequences thereof.

     Upon the occurrence and continuance of any event of default the Issuer may take whatever action at law or in equity may appear necessary or desirable to collect the Purchase Price Installments then due and thereafter to become due or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Contract.

     Except as provided in Section 507 of the Indenture, any amounts collected pursuant to action taken under this Section 9.2 shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture or, if the Bonds have been fully paid (or deemed to have been paid pursuant to and in accordance with the provisions of
     Article XIII of the Indenture), to the Company.

     In the enforcement of the remedies provided in this Section, the Issuer may treat all expenses of enforcement, including, without limitation, reasonable legal, accounting and advertising expenses and Trustee's fees and expenses, as amounts then due and owing under
     Section 5.1 (c) hereof.

     SECTION 9.3. No Remedy Exclusive. No remedy herein conferred upon or reserved to the Issuer is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Contract or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

     SECTION 9.4. Agreement to Pay Attorneys' Fees and Expenses. In the event the Company should default under any of the provisions of this Contract, or the First Mortgage if any First Mortgage Bonds shall have been delivered to the Trustee and the Issuer should employ attorneys or incur other expenses for the collection of the Purchase Price Installments or the enforcement of performance or observance of any obligation or agreement of the Company herein or therein contained, the Company agrees that it will on demand therefor pay to the Issuer the reasonable fees of such attorneys and such other reasonable expenses so incurred by the Issuer.

     SECTION 9.5. No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Contract should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                                    ARTICLE X

                          PREPAYMENT; PURCHASE OF BONDS

          SECTION 10.1. Right to Prepay Purchase Price of Project, (a) The Company shall have, and is hereby granted, the option to prepay so much of the unpaid balance of the purchase price of the Project, together with interest accrued thereon, as may be required to redeem, pursuant to Section 301 (b) of the Indenture, all Series 1984 Bonds then outstanding, if:
               (i) in the opinion of the Company, the continued construction or operation by the Company of the Unit is impracticable, uneconomical or undesirable due to (A) the imposition of taxes or other liabilities or burdens not being imposed as of the date of the Series 1984 Bonds, (B) changes in technology or in the economic availability of raw materials or operating supplies or equipment or (C) destruction of or damage to all or a substantial portion of the Unit; or
               (ii) all or substantially all of the Unit shall have been condemned or taken by eminent domain; or
               (iii) the construction or operation by the Company of the Unit shall have been enjoined and the Company shall have been prevented from carrying on construction or normal operations at the Unit for a period of 6 months or more; or
               (iv) in the event the Series 2014 First Mortgage Bonds have been issued, all or substantially all the mortgaged and pledged property constituting bondable property which at the time shall be subject to the lien of the First Mortgage as a first lien shall be released from the lien of the First Mortgage pursuant to the provisions thereof, and available moneys in the hands of the trustee or trustees at the time serving as such under the First Mortgage, including any moneys deposited by the Company available for the purpose, are sufficient to redeem all the first mortgage bonds of all series at the redemption prices (together with accrued interest to the date of redemption) specified therein applicable to the redemption thereof upon the happening of such event.

     For purposes of clause (i) of this substation (a) of Section 10.1, the "opinion of the Company" shall be expressed to the Issuer and the Trustee by delivery of a certified copy of a resolution of the Board of Directors of the Company or the Executive Committee thereof stating that it is the opinion of said Board of Directors or Executive Committee that the circumstances, situations or conditions described in subclause (A), (B) or (C) of such clause (i) exist to the extent required for the Company to exercise the option provided.

     (b) The Company shall have, and is hereby granted, the option to prepay all or any portion of the unpaid balance of the purchase price of the Project, together with interest thereon, at any time by taking, or causing the Issuer to take, the actions required and permitted by the Indenture (i) to discharge the lien thereof through the redemption, or provision for payment or redemption, of all Bonds then outstanding, as provided in Article XIII of the Indenture or (ii) to effect the redemption, or provision for payment or redemption, of less than all Bonds then outstanding.

     SECTION 10.2. Procedure for Optional Prepayments. To exercise an option granted in Section 10.1 hereof, the Company shall give written notice to the Issuer and the Trustee which shall designate therein the principal amount, series and maturities of the Bonds to be redeemed, or for the payment or redemption of which provision is to be made, and, in the case of redemption or provision for redemption, shall specify (a) the date of redemption, which shall not be less than 45 days from the date the notice is mailed and (b) the applicable redemption provision of the Indenture.

     SECTION 10.3. Special Mandatory Prepayments of Purchase Price. (a) Unless the Company shall obtain and deliver to the Issuer and the Trustee, on or before January 16. 1985, an opinion of Bond Counsel (the "substitute Bond Counsel opinion") that shall restate (but be dated the same date as) the opinion of Bond Counsel delivered on the date of issuance of the Series 1984 Bonds the "initial Bond Counsel opinion") but omit the qualification relating to the exemption of the interest on the Series 1984 Bonds from Federal income taxes and referring to pending Congressional legislation, as set forth in the last paragraph of the initial Bond Counsel opinion, and omit references thereto in such opinion, the Company shall prepay, on or before January 31, 1985, so much of the unpaid balance of the purchase price of the Project as shall be required to provide for the redemption of all or a potion of the Series 1984 Bonds in accordance with the provisions of Section 301(d)(i) of the Indenture, on the date selected for redemptions, at a redemption price of 100% of the principal amount thereof, plus interest accrued to the redemption date, and without premium. If the Company shall obtain a substitute Bond Counsel opinion on or before January 16, 1985, whether or not in connection with the conversion of the interest rate on the Series 1984 Bonds to a fixed rate, then and thereafter the requirements of the foregoing sentence shall be deemed to have been satisfied and the Series 1984 Bonds shall not be subject to redemption pursuant to this subsection (a) of Section 10.3. In the event the Company is required to make a prepayment of the purchase price of the Project pursuant to this subsection (a) of Section 103, the Company shall give notice to the Issuer and the Trustee of the date selected for redemption, such redemption date to be not earlier than five days after the date of such notice.

     (b) If, as a result of the failure of the Company to observe any covenant, agreement or representation in this Contract, a court of competent jurisdiction or an administrative agency finally determines (such determination not to be considered final unless the Company has been given written notice and, if it so desires, has been afforded an opportunity, at the Company's expense, to contest,either directly or in the name of any holder of a Series 1984 Bond, any such determination or until the conclusion of any appellate review if sought by the Company) that the interest payable on any Series 1984 Bond is includible for Federal income tax purposes in the gross income, as defined in Section 6.1 of the Code of any holder of a Series 1984 Bond (other than a "substantial user" of the Project of a "related person", as defined in the Code), the Company shall, within 180 days of the time of such final determination, prepay so much of the unpaid balance of the purchase price of the Project as shall be required to provide for the redemption of all or any portion of the Series 1984 Bonds in accordance with the provisions of Section 301(d)(ii), of the Indenture, on the date selected for redemption at a redemption price of 100% of the principal amount thereof, plus interest accrued to the redemption date, but without premium. The Company will give notice to the Issuer and the Trustee in writing of the date selected for redemption not later than 90 days after the date of such final determination, such redemption date to be not more than 90 days after the date of such written notice.

     SECTION 10.4. Action to be Taken by Issuer. Upon receipt of a notice pursuant to Section 10.2 or 10.3 hereof, the Issuer shall forthwith take or cause to be taken all actions required under the Indenture to effect the redemption, or provision for payment or redemption, of Bonds in accordance with the provisions of the Indenture.

     SECTION 10.5. Purchase of Bonds. The Company may at any time, and from time to time, direct the Trustee by written notice to apply any moneys remaining in the Bond Fund after payment of the principal of and premium, if any, and interest on all the Bonds then due, together with any additional moneys furnished to the Trustee for this purpose, to the purchase of Bonds in the open market.

     Series 1984 Bonds purchased by the Company from moneys transferred to the Bond Fund from the Construction Fund pursuant to Section 406 of the Indenture shall be delivered to the Trustee for cancellation in accordance with the Indenture.

     SECTION 10.6. Relative Position of Contract and Indenture. The rights and options granted to, and the obligations of, the Company set forth in this Article shall be and remain prior and superior to the rights of the Trustee under the Indenture and may be exercised or shall be fulfilled, as the case may be, whether or not the Company is in default hereunder, provided that such default will not result in nonfulfillment of any condition to the exercise of any such right or option.

     SECTION 10.7. Mandatory Purchase by the Company of the Series 1984 Bonds at the Election of the Registered Owners. (a) Except as provided in Section 10.8 hereof, the Company hereby agrees to purchase on the first day of each Interest Rate Period (except the first Interest Rate Period) all of the Series 1984 Bonds or portions thereof properly tendered to the Tender Agent for purchase in accordance with Section 306 of the Indenture, at a price equal to 100% of the principal amount thereof; provided, however, that if and to the extent the Remarketing Agent sells all or a portion of the Series 1984 Bonds so tendered for purchase, the Company shall be deemed to have satisfied its obligation to purchase the Series 1984 Bonds so tendered for purchase and resold as described in this subsection (a) of Section 10.7.

     (b) To comply with the requirements of subsection (a) of this Section 10.7, the Company shall deposit with the Tender Agent in immediately available funds an amount that, together with the proceeds received by the Remarketing Agent from the sale of all or a portion of the Series 1984 Bonds tendered purchase, will be sufficient to cause the Tender Agent to purchase on behalf of the Company all of the Series 1984 Bonds tendered for purchase.

     (c) On or before the date on which Series 1984 Bonds are to be purchased pursuant to tenders made in accordance with Section 306 of the Indenture, the Company shall obtain from the Remarketing Agent and deliver to the Tender Agent, the Issuer and the Trustee a certificate setting forth the numbers and principal amounts of all Series 1984 Bonds sold by the Remarketing Agent and the price or prices at which such Series 1984 Bonds were purchased or sold.

     SECTION 10.8. Option to Terminate the Company's Obligation to Purchase the Series 1984 Bonds; Automatic Termination of the Company's Obligation to Purchase the Series 1984 Bonds. (a) The Company may elect to terminate its obligation under Section 10.7 hereof to purchase all of the Series 1984 Bonds tendered for purchase by delivering to the Trustee, the Issuer, the Tender Agent and the Remarketing Agent on or before December 26 if the Fixed Rate Date is to be after January 1, 1985 and on the 26th day of the second month preceding the Fixed Rate Date if the Fixed Rate Date is to be on or before January 1, 1985, written notice of its intention so to do, together with a written opinion of Bond Counsel to the effect that the termination of such obligation will not cause the interest on the Series 1984 Bonds or any thereof to become subject to Federal income tax. Upon receipt by the Trustee of notice from the Company of its election to terminate its obligation to purchase such Series 1984 Bonds, the Trustee will give notice on January 1 (or on the 1st day of the month immediately preceding the Fixed Rate Date if the Fixed Rate Date is to be on or before January 1,1985) to the registered owners of Series 1984 Bonds of such series that beginning in the next Interest Rate Period and for each Interest Rate Period thereafter, such Series 1984 Bonds will bear interest at the rate determined in accordance with Section 208(c)(ii) of the Indenture. After the Fixed Rate Date, the Series 1984 Bonds shall bear interest at such rate, and the Company shall no longer have any obligation pursuant to Section 10.7 to purchase Series 1984 Bonds tendered for purchase.

     (b) In the event that prior to the Fixed Rate Date, the Fixed Rate Index on November 26 and December 26 in 1985 or any year thereafter is 5% or lower, the obligation of the Company to purchase all of the Series 1984 Bonds tendered for purchase on February 1 of any year after the year in which the Fixed Rate Index reached 5% or lower shall terminate.

                                   ARTICLE XI

                                  MISCELLANEOUS

     SECTION 11.1. Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given on the fifth day following the day on which the same have been mailed by registered mail, postage prepaid, addressed as follows: if to the Issuer, to Hillsborough County Industrial Development Authority, c/o Cason & Henderson, Post Office Box 2150, Tampa, Florida 33601, Attention: Warren M. Cason, Esq.; if to the Company, to Tampa Electric Company, Post Office Box 111. Tampa, Florida 33601,
     Attention: Corporate Secretary; if to the Trustee, to NCNB National Bank of Florida, Post Office Box 1469, Tampa, Florida 33601,
     Attention: Corporate Securities Services and if to the Tender Agent, to The Chase Manhattan Bank, NA., 1 New York Plaza, New York, New York 10081, Attention: Corporate Bond Redemption Department; if to the Remarketing Agent, to Kidder Peabody & Co. Incorporated, 10 Hanover Square, New York, N. Y.10006, Attention: Public Finance, Corporate Services Group. A duplicate copy of each notice, certificate or other communication given hereunder by either the Issuer or the Company to the other shall also be given to the Trustee. The Issuer, the Company, the Trustee, the Tender Agent and the Remarketing Agent may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

     SECTION 11.2 Binding Effect. This Contract shall inure to the benefit of and shall be binding upon the Issuer, the Company and their respective successors and assigns, subject, however, to the limitations contained in this Contract and particularly in Sections 7.3, 8.1 and 8.2 hereof.

     SECTION 11.3. Severability and Effect of Invalidity. In the event any provision of this Contract shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof. In the event any covenant, stipulation, obligation or agreement contained in this Contract shall for any reason be held to be in violation of law,then such covenant stipulation, obligation or agreement of the Issuer or the Company, as the case maybe, shall be enforced to the full extent permitted by law.

     SECTION 11.4. Termination. This Contract shall remain in full force and effect from the date hereof until all of the Bonds shall have been paid or be deemed to have been paid in accordance with Article XIII of the Indenture and the fees, charges, expenses and costs of the Trustee, any paying agent, the Tender Agent, Indexing Agent and Remarketing Agent and the Issuer and all other amounts payable by the Company under the Indenture and this Contract shall have been paid. After such payment or provision for payment has been made, any amounts remaining in the Bond Fund and the Construction Fund shall belong to and be paid to the Company, as provided in Article XIII of the Indenture.

     SECTION 11.5. If Payment or Performance Date a Legal Holiday. If the date for making any payment, or the last date for performance of any act or the exercising of any right, as provided in this Contract, shall be a legal holiday or a day on which banking institutions in the City of Tampa, Florida or New York, New York are authorized by law to remain closed, such payment may be made or act performed or right exercised on the next succeeding day not a legal holiday or not a day on which such banking institutions are authorized by law to remain closed, with the same force and effect as if done on the nominal date provided in this Contract, and no interest shall accrue for the period after such nominal date.

     SECTION 11.6. Appointments of Successor Remarketing Agent, Successor Indexing Agent and Successor Tender Agent. (a) In the event of the resignation or the removal by the Company of the Remarketing Agent, the Company shall appoint another investment banking firm or firms to serve as Remarketing Agent and shall deliver to the Trustee and the Tender Agent a certificate setting forth the name and address of such successor Remarketing Agent.
     (b) In the event the position of the Indexing Agent becomes vacant for any reason and the Issuer fails to appoint a successor Indexing Agent within 60 days, the Company shall appoint another nationally recognized, municipal bond securities evaluation service satisfactory to the Remarketing Agent and shall deliver to the Trustee and the Tender Agent a certificate setting forth the name and address of such successor Indexing Agent.

     (c) In the event the position of Tender Agent becomes vacant for any reason and the Issuer fails to appoint a successor Tender Agent within 60 days, the Company shall appoint another bank or trust company satisfactory to the Remarketing Agent and the Trustee and shall deliver to the Remarketing Agent and the Trustee a certificate setting forth the name and address of such successor Tender Agent.

     SECTION 11.7. Company and Issuer May Rely on Authorized Representatives. Whenever under the provisions of this Contract the approval of the Company is required or the Issuer or the Trustee is required to take some action at the request of the Company, such approval shall be given or such request shall be made by an Authorized Company Representative unless otherwise specified in this Contract, and the Issuer and the Trustee shall be authorized to act on any such approval or request and the Company shall have no complaint or recourse against the Issuer or the Trustee as a result of any such action taken. Whenever under the provisions of this Contract the approval of the Issuer is required or the Company or the Trustee is required to take some action at the request of the Issuer, such approval shall be given or such request shall be made by an Authorized Issuer Representative unless otherwise specified in this Contract, and the Company and the Trustee shall be authorized to act on any such approval or request and the Issuer shall have no complaint or recourse against the Company or the Trustee as a result of any such action taken; provided, however, that this Section 11.7 shall not be construed as requiring an Authorized Issuer Representative to give such approval or make such request when, in the opinion of either counsel for the Issuer or Bond Counsel, approval for such action of an Authorized Issuer Representative is required by the Issuer.

     SECTION 11.8. Amendment of Contract. This Contract may be modified, supplemented and amended only as provided in the Indenture.

     SECTION 11.9. Other Instruments. (a) The Company covenants that it will cause an opinion of counsel, who shall be acceptable to the Trustee, to be filed with the Issuer and the Trustee not more than 120 days or less than 30 days before the fifth anniversary date of the original issuance of Series 1984 Bonds, and during the same period in each fifth year thereafter for so long as the Bonds shall be outstanding, to the effect that all financing statements, continuation statements, notices and other instruments required by applicable law have been recorded or filed or re-recorded or refiled in such manner and in such places required by law in order fully to preserve and protect the rights of the holders of the Bonds and the Trustee in the amounts payable to or for the account of the Issuer under this Contract as against creditors of, or purchasers for value from, the Issuer or the Company. The Company and the Issuer shall execute and deliver all instruments and shall furnish all information and evidence deemed necessary or advisable by such counsel in order to enable it to render such opinion.

     (b) The Company shall file and refile and record and re-record or cause to be filed and refiled and recorded and re-recorded all instruments and financing statements required to be filed and refiled and recorded and rerecorded and shall continue or cause to be continued the liens of such instruments for so long as the Bonds shall be outstanding.

     SECTION 11.10. Net Contract. This Contract shall be deemed and construed to be a "net contract", and the Company shall pay absolutely net the amounts required to be paid pursuant to Section 5.1 hereof and all other payments required hereunder, free of any deductions, without abatement, diminution or set-off other than as expressly provided.

     SECTION 11.11. Execution of Counterparts. This Contract may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     SECTION 11.12. Applicable Law. This Contract shall be governed by and construed in accordance with the laws of the State of Florida.

     IN WITNESS WHEREOF the Issuer and the Company have caused this Contract to be executed in their respective names by their duly authorized officers and their respective seals to be hereunto affixed and attested by their duly authorized officers for and on their behalves, all as of the date first above written .

                                   HILLSBOROUGH COUNTY INDUSTRIAL
                                   DEVELOPMENT AUTHORITY
     OFFICIAL SEAL
                                   By /s/ Samuel I. Latimer
                                     Chairman of the Hillsborough County
     Attest:                              Industrial Development Authority

     /s/ Sylvia Corral Vega
          Secretary
                                   Approved  by  General  Counsel   to  the
                                   Hillsborough      County      Industrial
                                   Development  Authority  as  to Form  and
                                   Legal Sufficiency:

                                      /s/ Thomas K. Morrison

                                   Tampa Electric Company

                                   By /s/ J. K. Taggart
                                     Senior Vice President-Finance
     CORPORATE SEAL
     Attest:
     /s/ J. E. Sproull
       Secretary

     STATE OF FLORIDA        }
     COUNTY OF HILLSBOROUGH  } ss.:

          The foregoing instrument was acknowledged before me this 27th day of January, 1984, by SAMUEL I. LATIMER, Chairman of the Hillsborough County Industrial Development Authority.



                                        /s/ SANDRA R. HAYDEN
                                             Notary Public

                                   My commission expires:
                                   Notary Public, State of Florida at Large
                                   My  Commission  Expires  July  12,  1984
                                   Bonded Thru Troy Fain Insurance, Inc.

     [NOTARIAL SEAL]



     STATE OF FLORIDA        }
     COUNTY OF HILLSBOROUGH  } ss.:

          The foregoing instrument was acknowledged before me this 27th day of January, 1984, by SYLVIA C. VEGA, Secretary of the Hillsborough County Industrial Development Authority.



                                        /s/ SANDRA R. HAYDEN
                                             Notary Public

                                   My commission expires:
                                   Notary Public, State of Florida at Large
                                   My  Commission  Expires  July  12,  1984
                                   Bonded Thru Troy Fain Insurance, Inc.

     [NOTARIAL SEAL]

     STATE OF NEW YORK   }
     COUNTY OF NEW YORK  } ss.:

          On  the  31st day of January,  1984, before me personally came J.
     K. TAGGART, to me known, who being by me duly sworn, did depose and say that he resides at 4510 Bay to Bay Boulevard, Tampa, Florida; that he is a Senior Vice President of Tampa Electric Company, the corporation described in and which executed the above instrument; that he knows the seal thereof; that the seal affixed to said instrument is the corporate seal of said corporation; that it was so affixed by authority of said corporation and that he signed his name thereto by authority of said corporation.



                                        /s/ CONNIE L. KLUEVER
                                             Notary Public

                                   My commission expires:
                                   CONNIE L. KLUEVER
                                   Notary Public, State of New York
                                   No. 60-2151690
                                   Qualified in Westchester County
                                   Certificate filed in New York County
                                   Commission Expires March 30, 1985

     [NOTARIAL SEAL]



     STATE OF NEW YORK   }
     COUNTY OF NEW YORK  } ss.:

          On  the  31st day of January,  1984, before me personally came J.
     E. SPROULL, to me known, who being by me duly sworn, did depose and say that he resides at 2413 Bayshore Boulevard, Tampa, Florida; that he is the Secretary of Tampa Electric Company, the corporation described in and which executed the above instrument; that he knows the seal thereof; that the seal affixed to said instrument is the corporate seal of said corporation; that it was so affixed by authority of said corporation and that he signed his name thereto by authority of said corporation.


                                        /s/ CONNIE L. KLUEVER
                                             Notary Public

                                   My commission expires:
                                   CONNIE L. KLUEVER
                                   Notary Public, State of New York
                                   No. 60-2151690
                                   Qualified in Westchester County
                                   Certificate filed in New York County
                                   Commission Expires March 30, 1985
     [NOTARIAL SEAL]

                                                                  EXHIBIT A

                           DESCRIPTION OF THE PROJECT

          The Project referred to in the Installment Purchase Contract to which this Exhibit A is attached consists of certain pollution control facilities to be acquired, constructed and installed at Unit No.4 of the Big Bend Station of Tampa Electric Company in Hillsborough County, Florida, more particularly described as follows:

          A.   Electrostatic Precipitator

               Particulate control for Big Bend Unit No. 4 will be accomplished by the use of a rigid frame electrostatic precipitator. The precipitator is designed for a 99.7+% particulate removal efficiency and includes the following associated equipment: ductwork and breaching, structural steel, foundations, pilings, hoppers/hopper heat tracing and electrical power and control devices.

               1.   Precipitator Flyash Storage Silo

                    This silo is a cylindrical tank supported by structural steel columns. The associated equipment includes bag filter, vent controls, weigh scale, pumps, supporting structural steel, foundations and piling.

               2.   Storage Ponds

                    Earthen storage ponds with dikes to a maximum elevation of 35 feet will be provided for the storage of flyash in the event flyash cannot be marketed. These ponds will be lined to protect the ground water systems from leachate.

               3.   Piping

                    This item consists of the necessary piping, pumps and controls to convey the precipitator flyash from the precipitator hoppers by way of a dry vacuum system to the flyash silo. From dry flyash silo, flyash is transported wet by way of piping to the above noted flyash storage ponds.

          B.   Bottom Ash Removal

               1.   Hoppers

                    Steel hoppers collect ash which falls out the bottom of
               the pulverized fuel furnace. Included with the bottom ash hopper are the necessary structural steel supports, foundations, pilings, and associated electrical controls.

               2.   Ponds

                    Bottom ash  storage ponds  are provided for  storage of
               the collected bottom ash. The initial or primary settling pond receives the water from the ash hoppers. This water is then decanted and recycled to the plant for reuse. After the primary ponds are filled, they will be hydraulically dredged to a more permanent long term storage pond. The primary decanting or settling receiving ponds will be lined; the larger more permanent bottom ash storage pond will be unlined.

               3.   Piping

                    This item  includes the necessary piping  to sluice the
               bottom ash slurry from the hoppers to the bottom ash receiving ponds. Also included are the piping and pumps required to return the water to the plant for reuse in this ash system.

          D.   Flue Gas Desulfurization System (FGD System)

               1.   Description of System

                    The  type of FGD System selected for Big Bend Unit No.4
               is a two stage forced oxidation limestone regenerable system designed to have an efficiency between eighty-five to ninety percent (85%-90%). The FGD System consists of three (3) modules with one (1) spare. The modules will consist of booster fans, quenchers, absorbers, absorber feed tank, associated piping and pumps. Reheat fans and a reheater are provided to reheat the exiting gas flow from the FGD System to provide the necessary buoyancy and drying requirements for the exiting stack gas.

               2.   Limestone Preparation

                    Included  with the  FGD  System are  the raw  limestone
               facilities required for receiving, unload, grinding, preparation, and transfer of limestone to the FGD System proper. The limestone unloading and handling system includes all necessary controls, structural supports, foundations and piling required.

               3.   FGD Waste Handling

                    Another major  portion of the  FGD System is  the waste
               handling facility. This system includes a building which houses the necessary dewatering, separation, treatment equipment and is for processing the gypsum waste from the FGD System, plus transfer facilities for moving the gypsum from the waste handling building to the on-site storage area. This area includes a stacking system and the necessary ponding and containment ditches for the gypsum pile runoff.

          E.   Liquid Waste Treatment

                    The waste treatment system for Big Bend Unit No. 4 will
               be an extension of the existing waste treatment systems for Big Bend Units No. 1, 2 and 3. The floor drains are collected and transferred to a common reinforced concrete transfer sump with all necessary pumping and piping and then transported to an existing settling pond before return to the plant for use as recycle water for equipment wash down.

          F.   Fine Mesh Screens

                    Fine   mesh  traveling  water  screens  and  associated
               equipment will be installed in the circulating water system to remove small marine organisms from the circulating water system. The caught organisms will be collected with a low pressure screenwash and returned via a flume to Tampa Bay.

          G.   Sanitary Waste Streams

                    Additional  sanitary water  treatment capacity  will be
               installed with Unit No. 4. The discharge from this system will be piped to the waste water transfer sump described above.

          H.   Coal Pile Runoff System Modifications

                    The existing coal pile runoff collection system will be
               modified so as to collect the runoff from the extended and modified coal handling and blending system. The collected runoff water will be monitored prior to returning this water to the bay.

          I.   Dust Suppression Equipment

                    Dust  suppression equipment  will  be  provided at  all
               major transfer points in the newly installed coal handling and blending system. This suppression system will also be included in the tripper room over the top of the blending bins.